Exhibit 10.29

GSA Contract Extension

[Applied Materials Logo]	3050 Bowers Avenue P.O. Box 58039 Santa Clara, California 95054, U.S.A. Telephone: 408 727 5555 www.appliedmaterials.com

October 25, 2012

Mr. Greg Melvin

Business Manager – Key Accounts

MKS Instruments

134 Rio Robles Dr

San Jose, Ca. 95134

Reference: Global Supplier Agreement, dated April 21, 2005

Mr. Melvin,

To allow for adequate time to complete ongoing negotiations of our existing GSA document, we are amending the Global Supplier Agreement between Applied and MKS Instruments to extend the existing term. We will in good faith work on an evergreen agreement within the next 6 months. Unless the GSA is terminated sooner, the term of the GSA will now expire on October 31, 2013. During that time either Applied or MKS Instruments may provide the other company 9 months written notice terminating the GSA.

All other Terms and Conditions of the Global Supply Agreement remain unchanged. Additionally, any Addendums that expire upon the expiry or termination of the GSA shall also be extended for this additional period, unless earlier terminated as provided in the Addendum or this letter.

Regards,

/s/ David Morishige	DAVID MORISHIGE	10/30/2012
Applied Materials

/s/ J R Abrams	JOHN R. ABRAMS	31 OCT 12
MKS Instruments

Cc: Contract File